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                                 [EXHIBIT 23.4]

                        CONSENT OF DAINES ASSOCIATES LLC

                                     CONSENT

      We have issued our report dated October 21, 1997 accompanying the financial statements of Beehive Insurance Agency, Inc., contained in the Registration Statement on Form S-4 of Clyde Companies, Inc., and the Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Proxy Statement/Prospectus and to the use of our name as it appears in the Registration Statement and the Proxy Statement/ Prospectus.

                                       /s/ Daines Associates LLC
                                       -----------------------------------------

Salt Lake City, Utah
January 21, 1998